As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CTI BIOPHARMA CORP.

(Exact name of registrant as specified in its charter)

Washington	91-1533912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Bianco, M.D.

President and Chief Executive Officer

CTI BioPharma Corp.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Brophy Christensen, Jr., Esq.	Lisa Luebeck, Esq.
Eric C. Sibbitt, Esq.	CTI BioPharma Corp.
O’Melveny & Myers LLP	3101 Western Avenue, Suite 600
Two Embarcadero Center, 28th Floor	Seattle, Washington 98121
San Francisco, California 94111-3823	(206) 282-7100
(415) 984-8700

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value per share	9,000,000	$2.18	$19,620,000	$2,279.85

(1)	This registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock of the registrant. This registration statement relates to the resale of shares of common stock previously issued to a selling shareholder.
(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $2.21 and low $2.15 sales prices of the registrant’s common stock on The NASDAQ Capital Market on November 20, 2014. The registrant is not selling any shares of common stock in this offering and, therefore, will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2014

PRELIMINARY PROSPECTUS

CTI BIOPHARMA CORP.

9,000,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to an aggregate of 9,000,000 shares of our common stock that were issued upon conversion of certain shares of preferred stock held by the selling shareholder identified in this prospectus, including its transferees, donees, pledgees, assignees and successors-in-interest. The shares of preferred stock were originally issued by us in October 2014 in connection with the execution of an asset purchase agreement between CTI BioPharma Corp. and Chroma Therapeutics Limited. We are registering these shares as required by a registration rights agreement that we entered into with Chroma Therapeutics Limited. The selling shareholder may offer and sell its shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices.

The selling shareholder may sell all or a portion of shares through underwriters, broker dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold. We will not receive any of the proceeds from the sale of the shares by the selling shareholder. We have agreed to bear the expenses (other than underwriting discounts, commissions or agent’s commissions and legal expenses of the selling shareholder) in connection with the registration of the common stock being offered under this prospectus by the selling shareholder.

Our common stock is quoted on The NASDAQ Capital Market and on the Mercato Telematico Azionario, or the MTA, stock market in Italy under the symbol “CTIC.” On November 20, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $2.17 per share.

Investing in our securities involves a high degree of risk. See the “Risk Factors ” section on page 5 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section for a discussion of material risks you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2014

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale or other disposition of up to an aggregate of 9,000,000 shares of common stock, which shares were issued upon conversion of certain shares of our preferred stock. Those shares of preferred stock were originally issued by us in October 2014 in connection with the execution of an asset purchase agreement. We will not receive any proceeds from the potential sale of the shares offered by the selling shareholder.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling shareholder. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus. We have not, and the selling shareholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and industry statistics disclosed in this prospectus, any prospectus supplement, any free writing prospectus or any other document we incorporate by reference herein or therein are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

In this prospectus, the terms “CTI,” “Company,” “registrant,” “we,” “us,” “our” and similar terms refer to CTI BioPharma Corp., a Washington corporation, and its subsidiaries, unless the context otherwise requires. “CTI” “PIXUVRI” and “Opaxio” are our proprietary marks. All other product names, trademarks and trade names referred to in this prospectus, as supplemented from time to time, are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ctibiopharma.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 and the exhibits thereto, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 4, 2014;

•	portions of the proxy statement for our 2014 annual meeting of shareholders, filed with the SEC on March 28, 2014, to the extent specifically incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on April 29, 2014, August 4, 2014 and October 31, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2014 (Item 8.01 only), January 13, 2014 (Items 1.01 and 1.02 only), January 31, 2014, February 3, 2014, February 14, 2014, April 18, 2014, May 22, 2014 (excluding Item 7.01), June 2, 2014 (excluding Item 7.01), September 17, 2014 (excluding Item 7.01); October 27, 2014, as amended on November 6, 2014 by Amendment No. 1 thereto (other than Item 7.01) and November 13, 2014 (other than Item 7.01); and

•	the description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 27, 1996, as amended.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

CTI BioPharma Corp.

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(206) 282-7100

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than statements of historical fact are forward-looking statements, including, without limitation:

•	any statements regarding future operations, plans, regulatory filings or approvals;

•	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any licensing or other agreement;

•	any projections of revenues, operating expenses or other financial terms, and any projections of cash resources, including regarding our potential receipt of future milestone payments under any of our agreements with third parties;

•	any statements of the plans and objectives of management for future operations or programs;

•	any statements concerning proposed new products or services;

•	any statements regarding the safety and efficacy or future availability of any of our compounds;

•	any statements on plans regarding proposed or potential clinical trials or new drug filing strategies or timelines;

•	any statements regarding compliance with the listing standards of The NASDAQ Stock Market;

•	any statements regarding pending or future partnerships, licensing arrangements, mergers or acquisitions;

•	any statements regarding future economic conditions or performance; and

•	any statements of assumption underlying any of the foregoing.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in “Part II—Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with partners. We are currently concentrating our efforts on treatments that target blood-related cancers where there is an unmet medical need. In particular, we are primarily focused on commercializing PIXUVRI® (pixantrone), or PIXUVRI, in the European Union, or the E.U., for multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma, or NHL, and conducting a Phase 3 clinical trial program of pacritinib for the treatment of patients with myelofibrosis to support regulatory submission for approval in the United States, or the U.S., and Europe.

Corporate Information

We were incorporated in the State of Washington in 1991. Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.” Our principal executive offices are located at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, and our phone number is (206) 282-7100. Our website is located at www.ctibiopharma.com; however, the information in, or that can be accessed through, our website is not part of this prospectus.

The Offering

Securities offered by the selling shareholder:	Up to 9,000,000 shares of our common stock.

NASDAQ and MTA symbol:	CTIC

Use of proceeds after expenses:	All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholder. We will not receive any of the proceeds from the sale of these shares.

Risk Factors:	See “Risk Factors” beginning on page 5 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 4, 2014, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on April 29, 2014, August 4, 2014 and October 31, 2014, respectively, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Risks Related to Holders of our Common Stock

Shares of common stock are subordinate to any preferred stock we may issue and to existing and any future indebtedness.

Shares of our common stock rank junior to any shares of our preferred stock that we may issue in the future and to our existing indebtedness, including under our senior secured term loan agreement, and any future indebtedness we may incur, as well as to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Our senior secured term loan agreement restricts, and any future indebtedness and preferred stock may restrict, payment of dividends on our common stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to our shareholders generally.

We may not be able to maintain our listings on The NASDAQ Capital Market and the MTA in Italy, or trading on these exchanges may otherwise be halted or suspended, which may make it more difficult for investors to sell shares of our common stock and consequently may negatively impact the price of our common stock.

Maintaining the listing of our common stock on The NASDAQ Capital Market requires that we comply with certain listing requirements. We have in the past and may in the future fail to continue to meet one or more listing requirements. For example, in June 2012, we received a notification from The NASDAQ Stock Market, indicating non-compliance with the requirement to maintain a minimum closing bid price of $1.00 per share and that we would be delisted if we did not timely regain compliance. We regained compliance through a reverse stock split in September 2012, but we could fail to meet the continued listing requirements as a result of a decrease in our stock price or otherwise.

If our common stock ceases to be listed for trading on The NASDAQ Capital Market for any reason, it may harm our stock price, increase the volatility of our stock price, decrease the level of trading activity and make it more difficult for investors to buy or sell shares of our common stock. Our failure to maintain a listing on The NASDAQ Capital Market may constitute an event of default under our senior secured term loan and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common stock. If we are not listed on The NASDAQ Capital Market or if our public float falls below $75 million, we will be limited in our ability to file new shelf registration statements on SEC Form S-3 and/or to fully use one or more registration statements on SEC Form S-3. We have relied significantly on shelf registration statements on SEC Form S-3 for most of our financings in recent years, so any such limitations may harm our ability to raise the capital we need. Delisting from The NASDAQ Capital Market could also affect our ability to maintain our listing or trading on the MTA in Italy. Trading in our common stock has been halted or suspended on both The NASDAQ Capital Market and MTA in the past and may also be halted or suspended in the future due to market or trading conditions at the discretion of The NASDAQ Stock Market, Commissione Nazionale per le Società e la Borsa, or CONSOB, or the Borsa Italiana (which ensures the development of the managed markets in Italy). Any halt or suspension in the trading in our common stock may negatively impact the market price of our common stock.

The market price of shares of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of your investment in our securities to sudden decreases.

The market price for securities of biopharmaceutical and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended November 20, 2014, our stock price has ranged from a low of $2.15 to a high of $4.25. Fluctuations in the market price or liquidity of our common stock may harm the value of your investment in our common stock.

Factors that may have an impact, which, depending on the circumstances, could be significant, on the market price and marketability of our securities include:

•	announcements by us or others of results of clinical trials and regulatory actions;

•	announcements by us or others of serious adverse events that have occurred during administration of our products to patients;

•	announcements by us or others relating to our ongoing development and commercialization activities;

•	announcements of technological innovations or new commercial therapeutic products by us, our collaborative partners or our present or potential competitors;

•	our issuance of debt or equity securities, which we expect to pursue to generate additional funds to operate our business, or any perception from time to time that we will issue such securities;

•	our quarterly operating results;

•	developments or disputes concerning patent or other proprietary rights;

•	developments in relationships with collaborative partners;

•	acquisitions or divestitures;

•	our ability to realize the anticipated benefits of our compounds;

•	litigation and government proceedings;

•	adverse legislation, including changes in governmental regulation;

•	third-party reimbursement policies;

•	changes in securities analysts’ recommendations;

•	short selling of our securities;

•	changes in health care policies and practices;

•	a failure to achieve previously announced goals and objectives as or when projected;

•	halting or suspension of trading in our common stock on The NASDAQ Capital Market by NASDAQ or on the MTA by CONSOB, or the Borsa Italiana; and

•	general economic and market conditions.

Anti-takeover provisions in our charter documents, in our shareholder rights agreement, or rights plan, and under Washington law could make removal of incumbent management or an acquisition of us, which may be beneficial to our shareholders, more difficult.

Provisions of our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our amended and restated bylaws, which we refer to as our bylaws, may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	elimination of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our bylaws without shareholder approval; and

•	the ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as our board of directors may determine.

Pursuant to our rights plan, an acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions, could result in the exercisability of the preferred stock purchase right accompanying each share of our common stock (except those held by a 20% shareholder, which become null and void), thereby entitling the holder to receive upon exercise, in lieu of a number of units of preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the right. The existence of our rights plan could have the effect of delaying, deterring or preventing a third party from making an acquisition proposal for us and may inhibit a change in control that some, or a majority, of our shareholders might believe to be in their best interest or that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

In addition, as a Washington corporation, we are subject to Washington’s anti-takeover statute, which imposes restrictions on some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholder. We will not receive any of the proceeds from the sale of these shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, our bylaws and all applicable provisions of Washington law. Our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

We are authorized to issue 215,000,000 shares of common stock, no par value, and 333,333 shares of preferred stock, no par value. As of November 20, 2014, there were 176,522,840 shares of common stock outstanding, warrants to purchase approximately 6,057,942 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of November 20, 2014, 17,017,916 shares of common stock were reserved for issuance under our equity compensation plans, 36,639 shares of common stock were reserved for issuance under our employee stock purchase plan and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights, as well as 17,653 shares of Series ZZ Junior Participating Cumulative Preferred Stock reserved for issuance pursuant to our rights plan.

Common Stock

Each holder of common stock is generally entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

General Description of Preferred Stock

Our board of directors has the authority, without action by the shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effects of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects could include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of the Company without further action by the shareholders.

Certain Anti-Takeover Matters

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the Washington Business Corporation Act prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who acquire 10% or more of our voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Prior to our annual meeting of shareholders held on May 22, 2014, our board of directors was classified and divided into three classes, with one class being elected at each annual shareholder meeting for a three year term. However, beginning with our annual meeting of shareholders held on May 22, 2014, successors to the class of directors whose term expires in the year of the annual meeting shall be elected for a term expiring at the next annual meeting of shareholders, such that our board of directors will be declassified following our annual meeting of shareholders held in calendar year 2016, at which point, directors will be elected annually, for terms of one year and until their successors are elected and qualified. Our bylaws provide that, in any election of directors, those candidates receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares, will be elected to our board of directors. Our bylaws also provide that any vacancy in our board of directors may be filled only by the affirmative vote of a majority of directors then in office, though less than a quorum. Further, our bylaws require a shareholder to provide notice to us of such shareholder’s intention to nominate a person or persons for election as directors not later than 90 days prior to the first anniversary of the previous year’s annual meeting or, in the case of an election to be held at a special meeting of the shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. A shareholder must also provide us with notice of such shareholder’s intent to make any proposal at an annual meeting of shareholders not later than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying a change in control of our management.

Under our rights plan with Computershare Trust Company, N.A., as rights agent, dated as of December 28, 2009 and amended on August 31 and December 3, 2012, preferred stock purchase rights are attached to, and trade with, all of the shares of common stock outstanding as of, and issued subsequent to, the record date (as defined in the rights plan). Each right, if and when it becomes exercisable, will entitle the holder to purchase one ten-thousandth of a share of Series ZZ Junior Participating Cumulative Preferred Stock for $8.00, subject to standard adjustment in the rights plan. Upon the acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions (such acquisition referred to herein as a 20% acquisition), the rights will become exercisable for our preferred stock, except for those rights held by such 20% acquirer, which will become null and void. Upon a 20% acquisition, the holder of an exercisable right will be entitled to receive, upon exercise, in lieu of preferred stock, that number of shares of common stock, or in certain circumstances, including if there are insufficient shares of common stock to permit the exercise in full of the rights, preferred stock, other securities, cash, property or a reduction in the exercise price of the rights, or any combination of the foregoing, having a market value of two times the exercise price of the right.

If we are acquired in a merger, consolidation or certain other business combination transactions after a 20% acquisition, each holder of an exercisable right would then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

Our board of directors may redeem the rights for $0.0001 per right or amend the rights plan at any time prior to a 20% acquisition or the expiration of the rights plan. The rights plan will expire on December 3, 2015, unless the rights are previously redeemed or exchanged by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our shares of common stock trade on The NASDAQ Capital Market and the MTA in Italy under the symbol “CTIC.”

SELLING SHAREHOLDER

On October 24, 2014, we entered into an asset purchase agreement, or the Agreement, with Chroma Therapeutics Limited, or Chroma, and issued an aggregate of 9,000 shares of our convertible preferred stock, or the Series 20 Preferred Stock, of which 7,920 shares have been delivered to Chroma. The remaining 1,080 shares are being held in escrow for nine (9) months and will be applied towards any indemnification obligations of Chroma as set forth in the Agreement, or will be release to Chroma upon the expiration of the nine (9) month escrow period. We also entered into a lock-up agreement with Chroma on October 24, 2014 pursuant to which Chroma agreed that it would not offer, sell or otherwise transfer any shares of Series 20 Preferred Stock or any shares of our common stock issued upon the conversion thereof (subject to certain limited exceptions) except on the following timeline: 44% of such shares may be sold or transferred after the date on which the resale registration statement (discussed below) is declared effective; an additional 44% of such shares may be sold or transferred on the earlier of (i) 30 days after the date of effectiveness of a registration statement, of which this prospectus is a part, registering the resale by the selling shareholder of the shares of common stock covered by this prospectus and (ii) December 31, 2014; and the remaining 12% of such shares may be sold or transferred nine (9) months following January 22, 2015.

The shares of Series 20 Preferred Stock were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and were converted into 9,000,000 shares of our common stock following the execution of the Agreement. We also entered into a registration rights agreement with the selling shareholder pursuant to which we have agreed to file a registration statement, of which this prospectus is a part, under the Securities Act, registering the resale by the selling shareholder of the shares of common stock covered by this prospectus. We have also agreed to use commercially reasonable efforts to have such registration statement declared effective by such date that is the earlier to occur of (i) one hundred twenty (120) calendar days following the date of the Agreement (subject to certain extensions) and (ii) the fifth (5th) calendar day following the date on which we are notified by the SEC that (a) the registration statement will not be reviewed or is no longer subject to further review and comments and that (b) the SEC is willing to declare the registration statement effective.

We have prepared this prospectus to allow the selling shareholder or its transferees, donees, pledgees, assignees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 9,000,000 shares of common stock issued in connection with the Agreement. The following table indicates the name of the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder immediately prior to the date of this prospectus, and the total number of shares that may be offered pursuant to this prospectus. The table also provides information regarding the beneficial ownership of our common stock by the selling shareholder as adjusted to reflect the assumed sale of all of the shares offered under this prospectus. Percentage of beneficial ownership is based on 176,522,840 shares of our common stock outstanding as of November 20, 2014. The selling shareholder may offer the shares for sale from time to time in whole or in part.

Selling Shareholder(1)	Number of Shares of Common Stock That May be Sold(2)	Shares Beneficially Owned Prior to this Offering(2)	Shares Beneficially Owned After Completion of this Offering(3)	Percentage of Common Stock Outstanding After Completion of this Offering(3)(4)
Chroma Therapeutics Limited	9,000,000	9,000,000	0	0

(1)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholder and certain of our records.
(2)	All 9,000,000 shares of common stock offered pursuant to this prospectus were acquired upon conversion of the shares of Series 20 Preferred Stock issued at the closing in connection with the Agreement.
(3)	Assumes the sale of all shares offered by the selling shareholder pursuant to this prospectus.
(4)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act using 176,522,840 shares of common stock outstanding as of November 20, 2014.

PLAN OF DISTRIBUTION

The selling shareholder including its transferees, donees, pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary broker commission in compliance with Financial Industry Regulatory Authority, Inc., or FINRA, Rule 2440 (or any successor rule thereto); and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440-1 (or any successor rule thereto). The selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

If the selling shareholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. The selling shareholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder. We are required to pay fees and expenses incurred by us incident to the registration of the shares of common stock.

We have agreed to indemnify the selling shareholder and certain associated persons against certain losses, claims, damages, costs, expenses and liabilities, including liabilities under the Securities Act, and the selling shareholder may, under certain circumstances, be entitled to contribution. We are entitled to indemnification by the selling shareholder against certain losses, claims, damages, costs, expenses and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, or we may, under certain circumstances, be entitled to contribution.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed the selling shareholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling shareholder.

LEGAL MATTERS

Certain legal matters relating solely to Washington law in connection with the securities offered hereby will be passed upon for us by Karr Tuttle Campbell, Seattle, Washington.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2013 and 2012, and for the years ended December 31, 2013, 2012 and 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, in each case, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by the registrant in connection with the offering described in this registration statement. The selling shareholder will not bear any portion of such fees and expenses.

Securities and Exchange Commission registration fee		$2,279.85
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.603 of the Washington Business Corporation Act, or the WBCA, authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate losses or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VII of the registrant’s articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. Article VII also provides that no amendment or repeal of such Article shall adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article IX of the registrant’s amended and restated bylaws provides for, among other things, the indemnification by the registrant of its directors and executive officers and the advancement of expenses. The registrant has entered into an indemnification agreement with each of its executive officers and directors in which the registrant agrees to hold harmless and indemnify the executive officer or director to the fullest extent permitted by Washington law. The form of such indemnification agreement is attached as Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 2, 2014.

The directors and officers of the registrant may also be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy we maintain for such purpose.

Item 16.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 21st day of November, 2014.

CTI BIOPHARMA CORP.

By:	/s/ James A. Bianco
James A. Bianco, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of CTI BioPharma Corp., a Washington corporation, do hereby constitute and appoint James A. Bianco, M.D. and Louis A. Bianco, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things in our name and on our behalf in our capacities as officers and directors and to execute any and all instruments for us and in our names in the capacities indicated below which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip M. Nudelman Phillip M. Nudelman, Ph.D.	Chairman of the Board	November 21, 2014

/s/ James A. Bianco James A. Bianco, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2014

/s/ Louis A. Bianco Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	November 21, 2014

/s/ John H. Bauer John H. Bauer	Director	November 21, 2014

/s/ Karen Ignagni Karen Ignagni	Director	November 21, 2014

/s/ Richard L. Love Richard L. Love	Director	November 21, 2014

/s/ Mary O. Mundinger Mary O. Mundinger, DrPH	Director	November 21, 2014

/s/ Jack W. Singer Jack W. Singer, M.D.	Director	November 21, 2014

/s/ Frederick W. Telling Frederick W. Telling, Ph.D.	Director	November 21, 2014

/s/ Reed V. Tuckson Reed V. Tuckson, M.D.	Director	November 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Registrant’s Amended and Restated Articles of Incorporation, as amended.

4.2 (2)	Registrant’s Amended and Restated Bylaws.

4.3 (3)	Registration Rights Agreement, dated October 24, 2014, by and between the Registrant and Chroma Therapeutics Limited.

4.4 (4)	Lock-Up Agreement, dated October 24, 2014, by and between the Registrant and Chroma Therapeutics Limited.

4.5 (5)	Specimen Common Stock Certificate.

4.6 (6)	Shareholder Rights Agreement, dated December 28, 2009, between the Registrant and Computershare Trust Company, N.A., as rights agent.

4.7 (7)	First Amendment to Shareholder Rights Agreement, dated August 31, 2012, between the Registrant and Computershare Trust Company, N.A., as rights agent.

4.8 (8)	Second Amendment to Shareholder Rights Agreement, dated December 6, 2012, between the Registrant and Computershare Trust Company, N.A., as rights agent.

5.1	Opinion of Karr Tuttle Campbell.

15.1	Letter regarding unaudited interim financial information from Marcum LLP, Independent Registered Public Accounting Firm.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Karr Tuttle Campbell (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	To be filed by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
(1)

Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 24, 2008, Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-153358), filed on September 5, 2008, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 9, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 13, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 21, 2009, Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A, filed on December 28, 2009, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 19, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 5, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 17, 2010, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 22, 2010, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on January 18, 2011, Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K, filed on February 24, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 2, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 18, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 17, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 6, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 15, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 14, 2011, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 31, 2012, Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on June 5, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 4, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 11, 2012, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on

June 26, 2013, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2013, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 15, 2013, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2014, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2014, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 27, 2014 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2014.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on June 2, 2014.
(3)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2014.
(4)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2014.
(5)	Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3, filed on November 21, 2014.
(6)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed on December 28, 2009.
(7)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on September 4, 2012.
(8)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on December 7, 2012.